UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2017

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with its historical practice of confirming the terms of its executive’s employment in written agreements, on February 28, 2017, Wynn Resorts, Limited (the “Company”) entered into an amended and restated employment agreement with Matt Maddox, President of the Company (the “2017 Maddox Employment Agreement”). The 2017 Maddox Employment Agreement is effective as of November 4, 2016 and contains substantially the same terms as his previous employment agreement with the Company, except as described herein. The 2017 Maddox Employment Agreement, among other things, provides for a base salary of $1,500,000 per year (the same as provided under Mr. Maddox’s previous employment agreement with the Company) and a grant of 200,000 shares of restricted stock, and terminates on December 31, 2019. The restricted stock award was granted pursuant to the Company’s 2014 Omnibus Incentive Plan (“Omnibus Plan”) and will vest in full on November 4, 2021.

On February 28, 2017, the Company entered into an amended and restated employment agreement with Kim Sinatra, Executive Vice President and General Counsel of the Company (the “2017 Sinatra Employment Agreement”). The 2017 Sinatra Employment Agreement is effective as of November 4, 2016 and contains substantially the same terms as her previous employment agreement with the Company, except as described herein. The 2017 Sinatra Employment Agreement, among other things, provides for a base salary of $1,000,000 per year and a grant of 100,000 shares of restricted stock, and terminates on February 17, 2020. The restricted stock award was granted pursuant to the Omnibus Plan and will vest in full on November 4, 2021.

In addition, the following provisions apply to each of the employment agreements described above:

Upon termination without “cause” by the Company or upon termination by the executive due to a “material breach” at any time by the Company or for “good reason” following a “change of control” (as these terms are defined in the employment agreements), subject to the execution of a release of claims, such executive is entitled to a separation payment equal to the sum of the following: base salary for the remainder of the term of the employment agreement, but not less than 12 months; bonus projected for all bonus periods through the end of the term of the employment agreement (based upon the last bonus paid pursuant to the employment agreement), but not less than the preceding bonus that was paid; any accrued but unpaid vacation pay; and an excise tax gross-up. Each executive also is entitled to health benefits coverage under the same plan or arrangement such executive had immediately prior to termination. Health benefits are to be provided through the remainder of the original term, or until the employee is covered by a plan of another employer, whichever occurs first. In addition, each of the restricted stock grants described above will vest pro rata for the number of months served since the grant date upon termination by the Company without “cause” and will vest in full upon termination for “good reason” following a “change of control.”

If such executive is discharged for “cause”, the Company will pay the executive only the base salary through the termination date. If such executive’s employment terminates for any other reason before the expiration of the term (e.g., because of death, disability or revocation of gaming license), the Company will pay such executive only the base salary and any accrued but unpaid vacation pay through the termination date.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the 2017 Maddox Employment Agreement and the 2017 Sinatra Employment Agreement, which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: March 1, 2017	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel